UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 13, 2007

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On June 13, 2007, Forest Oil Corporation announced the final results of elections and notices of guaranteed delivery received prior to the June 5, 2007 deadline for making a merger consideration election under the agreement and plan of merger (the “Merger Agreement”) dated as of January 7, 2007 among Forest, MJCO, a wholly owned subsidiary of Forest, and The Houston Exploration Company (“Houston Exploration”).   Stockholders of Houston Exploration were offered a choice of receiving cash or shares of Forest common stock, or a combination of cash and stock.  Previously, on June 6, 2007, Forest announced that the stock component for shares of Forest stock was over subscribed and, as a result of the oversubscription, elections for stock consideration were subject to the proration procedures included in the Merger Agreement.    Houston Exploration stockholders electing to receive cash consideration will receive $60.0239 per share of Houston Exploration common stock and stockholders electing to receive Forest stock will receive for each share of Houston Exploration common stock that they held at the effective time of the merger approximately 0.9422 shares of Forest common stock (with cash in lieu of fractional shares) and approximately $22.1397 in cash.  Houston Exploration stockholders who did not make an election will receive cash consideration.  In the aggregate, Forest will pay approximately $750 million in cash and issue approximately 24 million shares of Forest common stock.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press release dated June 13, 2007 entitled “Forest Oil Announces Final Results of Elections for Houston Exploration Merger Consideration.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: June 13, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Press release dated June 13, 2007 entitled “Forest Oil Announces Final Results of Elections for Houston Exploration Merger Consideration.”